Exhibit 10.1

AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of January 9, 2026, to the Investment Management Trust Agreement (as defined below) is made by and between Ribbon Acquisition Corp. (the “Company”) and Odyssey Transfer and Trust Company, as trustee (the “Trustee”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement, dated January 14, 2025 (the “Trust Agreement”);

WHEREAS, Section 1(i) and Section 1(l) of the Trust Agreement set forth the terms governing the liquidation of the Trust Account and currently permit the Company to withdraw up to US$100,000 of interest earned on the Trust Account to pay dissolution expenses;

WHEREAS, at a special meeting of the Company held on January 9, 2026, the Company’s shareholders approved a proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate an initial business combination from January 16, 2026 to January 16, 2027 (the “Extension Amendment”);

WHEREAS, at the same special meeting, the Company’s shareholders approved a proposal to amend the Trust Agreement to eliminate the Company’s ability to withdraw up to US$100,000 of interest from the Trust Account to pay dissolution expenses (the “Dissolution Amendment”);

NOW THEREFORE, IT IS AGREED:

1. Preamble. The fifth WHEREAS clause in the preamble of the Trust Agreement is hereby amended and restated to read as follows:

“WHEREAS, at a special meeting of the Company held on January 9, 2026, the Company’s shareholders approved a proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate an initial business combination from January 16, 2026 to January 16, 2027;”

2. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (a “Termination Letter”), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or Chairman of the Board and by its Secretary or Assistant Secretary, and complete the liquidation of the Trust Account and distribute the property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by January 16, 2027 (as applicable, the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders as of the Last Date.

3. Section 1(i) of the Trust Agreement is hereby amended by deleting the following phrase wherever it appears:

“and less up to US$100,000 of interest that may be released to the Company to pay dissolution expenses”

From and after the effectiveness of this Amendment, no interest earned on the Trust Account may be withdrawn to pay dissolution expenses.

4. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

5. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

6. This Amendment is intended to comply in all respects with the requirements of Section 7(c) of the Trust Agreement, which permits the Trust Agreement to be amended with the approval of the Company’s shareholders and the execution of a written amendment by the Company and the Trustee.

7. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

ODYSSEY TRANSFER AND TRUST COMPANY,
as Trustee

By:	/s/ Robert J. Winterle
Name:	Robert J. Winterle
Title:	Senior Director

RIBBON ACQUISITION CORP.

By:	/s/ Angshuman (Bubai) Ghosh
Name:	Angshuman (Bubai) Ghosh
Title:	Chief Executive Officer and Chairman